Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-173886

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-173886

AT1 Euro Contingent Convertible Securities

Investor presentation

2	December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Executive summary

Building on the momentum of our recent USD-denominated Additional Tier 1 (AT1) issuance, we are pleased to invite indications of interest for a similar transaction in EUR

- Perpetual AT1 securities, accepted by the PRA as CRD IV-compliant, issued by Barclays PLC

Offering - Conversion into Barclays PLC ordinary shares should the Group’s fully loaded Common

Equity Tier 1 (CET1) ratio fall below 7.0% (Trigger Event)

- SEC-registered and cleared through Euroclear/Clearstream.

- Transition towards our end-state capital structure that includes 1.5% of AT1 securities

Rationale - Meet capital and leverage requirements with maximum efficiency, from both a diversification and cost perspective.

- Ł5.8bn rights issue completed in October 2013 translates into an estimated 129bps increase in our 30 September 2013 fully loaded CET1 ratio to 9.6%

- We continue to target a fully loaded CET1 ratio of 10.5% in 2015, increasing current buffer to

Capital position trigger from c.260bps (or c. Ł11.8bn / €14.0bn1 equiv.) to 350bps (or c. Ł15.4bn / €18.2bn1 equiv. based on Transform Ł440bn RWA target)

- End-state capital structure expects to maintain a 1.5% CET1 internal management buffer in excess of 9% minimum requirement currently prescribed by CRD IV2.

Please see slide 19 for glossary

1	Assuming a 1.18 GBP/EUR exchange rate

2 End-state capital structure and management buffer calculation may change if/when regulatory requirements change (please see slide 7 and Risk Factors in the Preliminary Prospectus Supplement)

2	| AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

End-state capital structure

Our “target” capital structure anticipates the implementation of CRD IV, ICB and RRD proposals and seeks to deliver a 350bps buffer (c. Ł15.4bn / €18.2bn equiv.1) above the 7% trigger

17.8%

Total capital ratio 17.0% Total capital ratio 4.0%

Ł14.9bn

T2 5.0% T2 / Senior unsecured 2.5%

Ł9.1bn 2% T1 (Traditional) contingent

1.5% capital

AT1

1.5% 10.5%

Internal buffer

9%

2.0% G-SII

11.3% 7% 2.5%

Ł42.0bn

Capital CT1 Conservation Buffer

4.5% CET1

Barclays Q3 2013 Barclays 'target' capital structure CRD IV / ICB

(CRD III) capital structure

Please see slide 19 for glossary

1	Based on Transform Ł440bn RWA target and assuming a 1.18 GBP/EUR exchange rate

While our target end-state capital structure will evolve as regulatory requirements continue to change (see slide 7 with regard to Pillar 2A and countercyclical buffer), the end-state capital structure articulated in November 2012 remains our current target

CET1 target of 10.5%:

minimum regulatory requirements of 4.5% CET1 and 4.5% “Combined Buffer Requirement” (CBR), i.e. Capital Conservation Buffer and G-SII

“internal management buffer” of 1.5% CET1 to manage business as usual fluctuations in CET1 and provide headroom to CRD IV distribution restrictions.

AT1 target of 1.5%:

without this, excess equity would be required to meet CBR (see slide 4)

this equates to c.Ł6.6bn of AT1, based on Transform Ł440bn RWA target as part of our Leverage Plan, we envisage raising c. Ł2bn, by June 2014, of which c. Ł1.25bn equivalent was raised in November 2013.

T2 target of 5%:

while CRD IV incentivises 2% of total capital to be met in T2, ICB proposals require 17% PLAC and RRD’s MREL requirements are still to be defined while PLAC can be met with both T2 and senior unsecured debt (hence the inclusion of a 5% T2/senior unsecured layer in our end-state structure), we would expect to fill the requirement with T2

50bps of T2 in contingent convertible form issued to complete a 2% CoCo layer, in combination with 1.5% of AT1.

As part of Transform, we expect fully loaded CET1 ratio to reach 10.5% and RWAs to be at Ł440bn by 2015.

3	| AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Value of AT1 contingent capital under CRD IV

AT1 contingent capital is key to our end-state target capital structure as it supports our CET1 buffer, counts towards the leverage ratio and increases investor diversification in a cost efficient fashion

Example minimum Tier 1 requirements and regulatory buffers, assuming CET1 target of 10.5%

Art. 141 of CRD restricts 1.5% internal discretionary distributions if Percentage buffer CBR < 4.5% MDA

4.5%

60%

3.375% 4.5% equity

40% 4.5% CRD IV 4.5% CRD IV buffer buffers held in buffers held in requirement

2.25%

CET1 CET1 under Art.

20%

129 and Art.

1.125%

131 of CRD

0% 0%

1.5% AT1

Restrictions on distributions are scaled Minimum 6% as the CBR falls below 6.0% T1 ratio 4.5% CET1 4.5% under CRR

CET1 Art. 92

Capital structure with

4.5% CET1 & 1.5% AT1

to meet T1 minimum

Capital structure with

6.0% CET1 & no AT1 to

meet T1 minimum

Please see slide 19 for glossary

1	Up to 1.5% of compliant AT1 only and assuming that the bank holds 2% Tier 2
4	| AT1 Contingent Convertible Securities | 2 December 2013

Inclusion of 1.5% RWAs in AT1 in our end state capital structure mitigates the risk of mandatory restrictions on discretionary distributions under Art. 141 of CRD, where a Maximum Distributable Amount (MDA) is calculated on a reducing scale as the CBR is eroded:

if no AT1 capital is held, additional 1.5% T1 minimum regulatory requirement will have to be met with CET1 before calculating the CBR a bank with 10.5% of CET1 and a 4.5% CBR will therefore be operating at the margins of mandatory distribution restrictions.

Expressed formulaically, MDAs will not apply as long as:

(CET1 + compliant AT1) – min. Tier 1 requirement ≥

CBR1

In an efficient capital structure, holding 1.5% of AT1 makes a valuable contribution to organic capital generation:

Below cost of equity

Non-dilutive

AT1 will benefit from the UK Government’s proposed taxation of regulatory capital regime under which interest is tax deductible.

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Mitigating mandatory distribution restrictions

Barclays intends to manage its CET1 capital ratio to provide a prudent cushion to its Combined Buffer Requirement to mitigate against the risk of mandatory distribution restrictions under CRD IV

Mandatory restrictions to discretionary distributions1 will apply to all European banks, under CRD IV, from 1 January 2016 (Art. 162.2 of CRD), with MDAs being calculated in accordance with previous slide

CBR is phased in from 2016. Assuming our Transform 10.5% CET1 ratio target is met and maintained, we anticipate significant headroom to the MDA restriction point2

Between now and 2017, the effective floor for mandatory restrictions on interest payment will be the 7% fully loaded CET1 trigger, stepping up to 9% by 2019 when the CRD IV transitional rules are fully phased in

Barclays expects to have full discretion in the allocation of permitted distributions within the MDA.

CET1 requirements2 TRANSFORM date

12%

10.5% 10.5%

As at 1 January (except Q3 2013, as at 30

9.6%

10% Sep and adjusted for the Ł5.8bn rights issue)

9%

7.9% Minimum CET1 ratio

8% 2.0%

7%

1.5% Capital conservation buffer (CET1)

6% 1.0%

1.9% 2.5% G-SII buffer (CET1)

0.5% 1.3%

0.6%

4% Trajectory of fully loaded CET1 ratio, assuming 10.5% target is met and

4.5% 4.5% 4.5% 4.5% 4.5% maintained2

2% 3.5% 4.0%

Distributions subject to MDA 0% restrictions Adjusted Adjusted Q3 2013 2014 2015 2016 2017 2018 2019 Sliding scale of restrictions

Estimated buffers2 (fully loaded CET1 ratio vs. 7% trigger and vs. MDA restrictions)

To 7% trigger c.Ł12bn c.Ł12bn c.Ł14bn c.Ł15bn c.Ł15bn c.Ł15bn c.Ł15bn

To MDA n/a n/a n/a c.Ł21bn c.Ł17bn c.Ł12bn c.Ł7bn restriction

1	Dividends on ordinary shares, interest payments in respect of AT1 securities and variable compensation

2 This analysis is presented for illustrative purposes only and is not a forecast of Barclays’ results of operations or capital position or otherwise. The analysis is based on certain assumptions (including maintaining and meeting the Transform 10.5% CET1 ratio target) which cannot be assured and are subject to change. See slides 7 and 17 and Risk Factors set out in the Preliminary Prospectus Supplement. Please see slide 19 for glossary

5	| AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Managing discretionary distributions

Barclays’ Board intends to give due consideration to the capital hierarchy when making discretionary distributions

In addition to a targeted 1.5% CET1 internal management buffer over the CBR, Barclays’ recovery plan actions are calibrated to take effect ahead of breaching the CBR. Among other things, recovery plan actions include:

Rights issue

Targeted asset/business sales

Ordinary share dividend distribution reductions

Variable compensation reductions.

Board intention to give due consideration to capital hierarchy: interest payments on the AT1 securities will be non-cumulative and fully discretionary. Barclays dividend policy, as published in the rights issue prospectus dated 16 September 2013, provides that in determining any proposed ordinary share dividend and the appropriate dividend payout ratio, our Board of Directors will consider, among other things, the expectation of servicing more senior securities. The Securities are senior in rank to ordinary shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the Securities, the Board will take into account the relative ranking of these instruments in our capital structure.

However, the Board may at any time depart from this policy at its sole discretion

Barclays Bank has never missed an interest payment on its old style T1 hybrid securities3 (though investors should note that they each have different coupon conditions to CRD IV compliant AT1 securities). Historical distribution data also demonstrates that interest payments on Barclays’ old style T1 hybrid instruments3 represented a small fraction of the Group’s historical discretionary distributions.

£m Total distribution: £4,731m

5,000 Hybrid interest cover: 7.0x Total distribution: £3,820m Variable compensation 1 Total distribution: £3,427m 4,000 Hybrid interest cover: 6.4x Hybrid interest cover: 6.4x Cash dividend payment

3,000 Distributions re BBPLC issued 2 2,000 hybrid 1,000 Hybrid interest cover = (Variable comp. + cash div payment) 0 Distributions re BBPLC issued hybrid 2010 2011 2012

1	As per “incentive awards granted” in pages 29 and 44 of Barclays’ 2011 and 2012 Form 20-F respectively

2 Relate to non-controlling interests regarding preference shares, RCIs and Upper Tier 2s (please see pages 227 and 247 of Barclays’ 2011 and 2012 Form 20-F respectively)

³ Old style T1 hybrid instruments refer to Barclays Bank PLC issued TONs, RCIs and preference shares (and do not include AT1 contingent capital). Please see slide 19 for glossary

6	| AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

On-going regulatory developments

Both the countercyclical buffer and/or implementation of PRA CP5/13 should, all other things being equal, provide additional capital protections to a Trigger Event in our end-state capital structure

17.0% Based on latest consultation papers and texts, the following may impact our

Total capital ratio

end-state capital structure:

- Pillar 2A, as per Section 3 of the PRA consultation paper CP5/13 and the PRA press release dated 29 November 20131 5.0% - Countercyclical buffer, as per Art. 140 of CRD IV.

T2 / Senior

unsecured We are waiting for further clarification on both the quantum and timing of these requirements

2% contingent

1.5% capital • Pillar 2A:

AT1 - Pillar 2 aims at ensuring that banks have adequate capital to support risks 1.5% 10.5% inherent in their business model and covering risks that are either not captured, Internal buffer or not fully captured, under CRR Pillar 1 capital calculations

9% CCyB

2.0% - currently met with “Total capital”, its quantum is not publicly disclosed

G-SII - the PRA has stated that at least 56% of Pillar 2A should be met with CET1 from

7% 1 January 2015

2.5%

Capital - final rules are expected to be published in December 2013.

Conservation

Buffer Pillar 2A • Countercyclical (CCyB) buffer:

- would be built during periods of economic growth to absorb losses in stressed periods

4.5%

- would represent up to 2.5% of RWA and would be met with CET1.

CET1

While absolute size may “flex” as capital requirements change, the intention is to maintain an appropriate internal buffer above CBR, as new regulations

Barclays 'target' develop CRD IV / ICB

capital structure • Maintaining Pillar 2A and/or countercyclical buffer would make the likelihood of

Please see slide 19 for glossary a trigger event more remote.

Please also see more information on the impact of potential regulatory change in the Risk Factors in the Preliminary Prospectus Supplement 1 http://www.bankofengland.co.uk/publications/Pages/news/2013/181.aspx

7 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

AT1 contingent convertible securities: key terms & conditions (1/3)

Please refer to the Preliminary Prospectus Supplement for further detail on the securities

Issuer Barclays PLC (holding company; rated A-/A3/A by S&P, Moody’s and Fitch respectively)

Expected issue ratings BB+ / B+ (Fitch / S&P)

Currency / Offering EUR / SEC Registered and cleared through Euroclear/Clearstream

Subordination Senior to ordinary shareholders and subordinated to any Senior Creditors, including Tier 2 creditors, of Barclays

PLC. Subordinated in insolvency to all creditors and preference shareholders of Barclays Bank PLC

Maturity Perpetual, callable, at the Issuer’s option, in [•] and every 5 years thereafter

Interest Interest payments are fully discretionary, may be cancelled in whole or in part, are non cumulative and are payable quarterly out of distributable reserves, at [•] p.a. starting 15 March 2014. Reset to a fixed rate in [•] and every 5 years thereafter

Capital adequacy trigger Below 7.00% fully-loaded CET1 ratio of the Group measured on a quarterly basis or on any other date on which the event CET1 ratio is calculated and subsequently published as required by the PRA or at the Issuer’s discretion

Automatic conversion upon Following a Trigger Event, an Automatic Conversion of the Securities will occur on the Conversion Date, at which trigger event point all of the Issuer’s obligations under the Securities (other than the CSO obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of ordinary shares to the Conversion Shares

Depository at a fixed EUR conversion price, subject to certain anti-dilution adjustments. If a Conversion Shares

Offer is undertaken, AT1 holders may receive cash or shares by reference to the Conversion Price, or a combination of both, depending on the take-up of such Conversion Shares Offer.

The Conversion Share Offer Price will be £1.65 which is consistent with our recent AT1 USD Contingent

Convertible Securities, translated into EUR equivalent Conversion Price at the GBP/EUR spot exchange rate at the time of pricing

Conversion Share Offer (CSO) The Issuer may, in its sole and absolute discretion, elect that the shares issued upon trigger be offered by the

Conversion Share Depositary to all or some of the then ordinary shareholders of Barclays PLC, at the Conversion

Share Offer Price. Thereafter, AT1 holders will receive shares, cash or a combination of both (see slide 12)

Please see slide 19 for glossary

8	| AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

AT1 contingent convertible securities: key terms & conditions (2/3)

Please refer to the Preliminary Prospectus Supplement for further detail on the Securities

Contractual acknowledgement Acknowledgement by the AT1 holders that the Securities will be subject to the UK “bail-in” power. Barclays expects of UK bail-in power that the UK resolution authority would exercise its “bail-in” powers having regard to the principle that no creditors should be worse off in a bail-in than in liquidation, in accordance with current statutory proposals (draft RRD,

proposed amendments to Banking Act)

Tax call At price of 100% of principal amount, together with any accrued but unpaid interest, if required to (1) pay additional amounts or (2) interest payments no longer deductible for UK corporation tax purposes or (3) Issuer is de-grouped for United Kingdom tax purposes or (4) bring into account a taxable credit if the principal amount of the securities were written down or converted into shares, in each case, as a result of a change in law (including the failure of regulations applicable to the Securities substantially in the form of the second draft UK Taxation of Regulatory

Capital Securities Regulations to become effective before the first interest payment date)

Regulatory call At price of 100% of principal amount, together with any accrued but unpaid interest, if there is a change in the regulatory classification of the Securities that does or would be likely to result in any amount ceasing to be included in, or counting towards, the Group’s Tier 1 Capital

Denominations EUR 200,000, integral amounts of EUR 1,000 in excess thereof

Listing SIX Swiss Exchange

Governing Law New York law, except for subordination and waiver of set-off which will be governed by English law

Please see slide 19 for glossary

9 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

AT1 contingent convertible securities: key terms & conditions (3/3)

Please refer to the Preliminary Prospectus Supplement for further detail on the Securities – Risk Factors

Risks Associated with Investing in the Securities involves significant risks, including: (1) the Securities are perpetual subordinated

Securities securities of Barclays PLC (and are structurally subordinated to all creditors and preference shareholders of

Barclays Bank PLC), and investors have no right to cause the Securities to be redeemed; (2) interest on the

Securities will be due and payable only at the sole and absolute discretion of Barclays PLC, and Barclays PLC may cancel interest payments at any time; (3) upon the occurrence of a Trigger Event, the Securities will automatically convert into shares of Barclays PLC, and Barclays PLC’s obligations to pay any payments on the Securities will be irrevocably released upon the conversion into shares; (4) the circumstances that could trigger a Trigger Event are unpredictable, and there a number of factors that could affect our fully loaded CET1 Ratio; (5) holders of the

Securities are deemed to agree that any exercise of a U.K. bail-in power by the relevant U.K. resolution authority which, among other results, may include the cancellation of the entire principal amount of the Securities; and (6)

significant uncertainties remain regarding the implementation of Basel III/CRD IV, and any future regulatory changes (including by the PRA) may negatively affect our fully loaded CET1 Ratio. Investors should read the Risk

Factors in the Preliminary Prospectus Supplement relating to the Securities dated on or about 2 December 2013, in

Barclays PLC’s Annual Report on Form 20-F for the year ended December 31 2012 and in Barclays PLCs form 6-K dated September 16, 2013.

Please see slide 19 for glossary

10 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Appendix

11 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Conversion mechanism

In the unlikely scenario of a Trigger Event, Barclays has designed a mechanism to sustain liquidity and promote orderly distribution, while respecting shareholders’ wishes for a clawback right

Upon a Trigger Event, Securities convert into Barclays PLC ordinary shares at a fixed EUR conversion price (the

Conversion Price) – expected to be £1.65 converted into EUR at the GBP/EUR spot rate at pricing of the transaction

Shares are delivered to the elected Conversion Shares Depository and AT1 holders become beneficial owners of the shares upon conversion

As set out in Barclays Notice of AGM dated 5 March 2013, Barclays may (at its sole discretion, where practicable and subject to applicable laws) elect for such shares to be “clawed back” by existing shareholders, at £1.65, the GBP equivalent of- the fixed Conversion Price (subject to certain anti-dilution adjustments) through a Conversion Shares Offer (CSO)

In determining whether to conduct a CSO, the Directors shall, among other things, have due regard to the interests of Barclays - shareholders as a whole and the potential impact of a CSO on Barclays’ financial stability

- If elected, a CSO would remain open for a maximum offer period of 40 business days

Thereafter, AT1 holders will receive a fixed number of shares at the Conversion Price and/or cash, depending on the outcome of the CSO.

To maintain liquidity and facilitate investors exit, AT1 holders can continue to trade the rights to receive cash and/or shares (subject to the result of the offer) until the Suspension Date

On the relevant Settlement Date, Securities are cancelled and securities holders will receive the cash and/or shares, as applicable.

Conversion timeline that allows for shareholders’ clawback rights

Securities remain listed and transferable until Suspension Date

Trigger Event Automatic Conversion Conversion Share Offer

T = 0 Max 40 business days: T+10 to max T+50 business

PRA, securities holders Securities converted into Issuer can opt for Conversion Share Offer, within 10 business days of and trustee informed of ordinary shares automatic conversion

Trigger Event •

If elected, conversion shares offered to existing shareholders at the

Conversion Share Offer Price

Please see slide 19 for glossary

Transferability of Securities suspended until Settlement Date

Suspension Date & Applicable Settlement Date

All clearance and settlement transactions suspended

Settlement can occur as early as 2 business days following the end of the Conversion Share Offer period.

12 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Barclays Leverage Plan (as announced on 30 July 2013)

Delivery of 3% PRA leverage ratio by June 2014 – Please see full announcement made on 30 July 2013

Leverage ratios (%)

> 3.0

0.1 0.1

0.4

2.2

H1 2013 Rights issue Deleveraging1 AT1 issuance Other capital accretion Target H1 2014 PRA net of expenses & retained earnings PRA leverage ratio leverage ratio

The Leverage Plan agreed with the PRA to meet 3% target by 30 June 2014 comprise capital or capital equivalent actions of

12.8bn:

Underwritten rights issue to raise £5.8bn (net of expenses)

Reduction of leverage exposure – £65-80bn (£2-2.5bn capital equivalent)

Already identified management actions with low execution risk

No material impact on revenue or profit before tax expected

Continue to support lending to customers and clients.

Issuance of up to £2bn of CRD IV qualifying Additional Tier 1 securities

Retention of earnings (supported by conduct provisions taken in H1 2013) and other forms of capital accretion.

Please see slide 19 for glossary

1	Reflects already identified, low execution risk management actions; £2.0-2.5bn capital equivalent

13 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Estimated1 capital and RWAs

Łbn 30 Sept 2013

CT1 Capital (FSA 2009 definition) 42.0

RWAs (CRD III) 371.1

CT1 Ratio (CRD III) 11.3%

CRD IV impact on CT1 Capital: CET1 transitional1 CET1 fully loaded1

Conversion from securitisation deductions to RWAs 0.7 0.7

Adjustments not impacted by Prudential Value Adjustments (PVA) (2.0) (2.0)

transitional provisions Other (0.2) (0.2)

Goodwill and intangibles 6.0 -

Expected losses over impairment 0.4 (0.9)

Deferred tax assets deduction (0.3) (1.4)

Adjustments Excess minority interest (0.1) (0.4)

impacted by Debit Valuation Adjustment (DVA) (0.1) (0.3)

transitional

provisions Pensions (0.1) (0.6)

Gains on available for sale equity and debt - 0.6

Non-significant holdings in Financial Institutions (0.5) (2.3)

Mitigation of non-significant holdings in Financial Institutions 0.5 2.3

CET1 Capital 46.5 37.4

Credit Valuation Adjustment (CVA) 27.3

CRD IV impact Securitisation 20.9

on RWAs Counterparty Credit Risk (including Central Counterparty Clearing) 17.1

Other 11.7

Gross impact 77.0

RWAs (CRD IV) 448.1

CET1 Ratio 10.4% 8.4%

Rights issue 5.8

Estimated CT1 ratio (CRD III) post-rights issue 12.9%

Estimated CET1 ratios (CRD IV) post-rights issue 11.7% 9.6%

Please see slide 19 for glossary

1 Estimated CET1 ratios subject to finalisation of regulation and market conditions; see also “Certain non-IFRS measures” on slide 22

14 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Estimated CRD IV capital and RWAs – notes

Estimated capital ratios are based on/subject to the following:

CRD IV, models and waivers

We have estimated our CRD IV CET1 ratio, capital resources, RWAs and leverage based on the final CRD IV text assuming the rules applied as at 30 September 2013 on both a transitional and fully loaded basis. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority (EBA) and on the final UK implementation of the rules

In August 2013 we submitted our application for model approval to the PRA, including a self assessment of model readiness. Changes to our approach may be required as a result of the regulatory approval process.

Capital Resources

Transitional CET1 capital is based on application of the CRD IV transitional provisions and the PRA (formerly the FSA) guidance on their application. In line with this guidance, adjustments for own shares and interim losses are assumed to transition in at 100%. Other deductions (including goodwill and intangibles, expected losses over impairment and DVA) transition in at 20% in year 1 (except for AFS debt and equity gains which are 0% in the first year), 40% in year 2, 60% in year 3, 80% in year 4 with the full impact in subsequent years. The 30 September 2013 disclosures are on a consistent basis to those presented in the June 2013 Results Announcement

The PVA deduction is shown as fully deducted from CET1 upon adoption of CRD IV. PVA is subject to a technical standard being drafted by the EBA and therefore the impact is currently based on methodology agreed with the PRA. The PVA deduction as at 30 September 2013 remained broadly flat at Ł2.0bn (30 June 2013: Ł2.1bn)

As at 30 September 2013, net long non-significant holdings in financial entities were Ł7.3bn (30 June 2013: Ł9.3bn), which would result in a deduction from CET1 of Ł2.3bn (30 June 2013: Ł2.5bn) in the absence of identified management actions to eliminate this deduction.

The EBA consultation paper on Own Funds identifies potential changes in the calculation, including the scope of application and the treatment of tranche positions, which are not reflected in these estimates

The impact of changes in the calculation of allowable minority interest may be different pending the finalisation of the EBA’s technical standards on own funds, particularly regarding the treatment of non-financial holding companies and the equivalence of overseas regulatory regimes. The estimated CRD IV numbers calculate the full impact and transitional capital base on the assumption that the Group’s holding companies will be deemed eligible and their surplus capital due to minority interests consolidated in accordance with CRD IV rules. Our estimated CRD IV fully loaded CET1 capital base includes Ł1.6bn of minority interests relating to Absa.

Please see slide 19 for glossary

15 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Estimated CRD IV capital and RWAs – notes

Estimated capital ratios are based on/subject to the following:

RWAs

It is assumed that corporates, pension funds and sovereigns that meet the eligibility conditions are exempt from CVA volatility charges

It is assumed all Central Clearing Counterparties (CCPs) will be deemed to be ‘Qualifying’. The final determination of Qualifying status will be made by the European Securities and Markets Authority (ESMA)

The estimated RWA increase from CRD IV includes 1250% risk weighting of securitisation positions while estimated capital includes an add back of 50/50 securitisations deducted under the current rules

Estimated RWAs for definition of default assume that national discretion over 180 days definition of default remains for UK retail mortgages

‘Other’ CRD IV impacts to RWAs include adjustments for withdrawal of national discretion of definition of default relating to non UK mortgage retail portfolios, Deferred Tax Assets, Significant Holdings in financial institutions, other counterparty credit risk and other items

RWAs are sensitive to market conditions. The estimated impact on RWAs for all periods reflects market conditions as at 30 September 2013

Please see slide 19 for glossary

16 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Structural comparison with other AT1 contingent capital securities

Issuer Barclays PLC Barclays PLC BBVA S.A. Credit Suisse Group Société Générale Banco Popular

Español

Issue date [•] Nov-13 May-13 Sep-13 Sep-13 Oct-13

Tenor Perpetual NC [•] Perpetual NC5 Perpetual NC5 Perpetual NC5 Perpetual NC5 Perpetual NC5

Size EUR [•] USD 2.0bn USD 1.5bn CHF 290m USD 1.25bn EUR 500m

Interest [•] 8.25% 9.0% 6.0% 8.25% 11.5%

Discretionary, non Discretionary, non Discretionary, non Discretionary, non Discretionary, non Discretionary, non

cumulative cumulative cumulative cumulative cumulative cumulative

Interest discretion

Mandatory cancellation Mandatory cancellation Mandatory cancellation Mandatory cancellation Mandatory cancellation Mandatory cancellation can apply can apply can apply can apply can apply can apply

5.125% CT1/CET1 ratio

Loss absorption 7.00% FLCET1 ratio 7.00% FLCET1 ratio 7% EBA CT1 5.125% CT1/CET1 5.125% EBA CT1/CET1 5.125% CET1 ratio trigger 7% Capital principal ratio ratio 6% Tier 1 ratio

6% Tier 1

Loss absorption

mechanism Equity conversion Equity conversion Equity conversion Permanent write-down Temporary write-down Equity conversion

EUR equivalent of Ł1.65 c.2/3 of spot share price

Conversion price at GBP/EUR spot rate at at the time of pricing Floored at c.51%1 Not applicable Not applicable Floored at c.50%2 the time of pricing (Ł1.65 / $2.64)

Offering SEC-registered SEC-registered Reg S Reg S Reg S Reg S

Clawback mechanism Yes Yes No N/A N/A No

Listing SIX SIX Singapore SIX Luxembourg Irish GEM

BB (Fitch)

[BB+] (Fitch) BB+ (Fitch)

Rating BB- (Fitch) BB+ (Fitch) BB+ (S&P) N/A

[B+] (S&P) B+ (S&P)

Ba3 (Moody’s)

Please see slide 19 for glossary

1	Assuming floor price of USD 5.00, share price of EUR 7.37 on issuance day (30 April 2013) and EUR/USD of 1.32
2	Assuming floor price of EUR 2.015 and share price of EUR 4.10 on issuance day (4 October 2013)

17 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

KEY RISKS

APPENDIX

Key assumptions behind slide 5

These assumptions are subject to regulatory changes, including those mentioned in slide 7. See also the Risk Factors set out in the Preliminary Prospectus Supplement

Interest payments on AT1 securities are fully discretionary and will be subject to CRD IV distribution restrictions, should the CET1 ratio fall below minimum requirements (Art. 141 of CRD) that include:

Minimum CET1 ratio as per Art. 92 of CRR; based on para 6.30 of PRA CP5/13 the minimum requirement is expected to be 4% in 2014 and 4.5% from 2015

Capital conservation buffer as per Art. 129 of CRD; based on para 2.13 of PRA CP5/13, the buffer is expected to be introduced from 1 January 2016 increasing by 0.625% p.a. to 2.5% by 2019

G-SII buffer as per Art. 131 of CRD and FSB announcement dated 11 November 2013; as per Art. 162.5 of CRD, the buffer is expected to be introduced from 1 January 2016 increasing by 25% p.a. until 2019

We have excluded any potential countercyclical buffer and Pillar 2A requirement in this example, until we have further clarity from regulators (please see slide 7).

For illustration of CET1 ratio trajectory:

Adjusted Q3 2013 CET1 ratios consist of estimated CET1 ratios at the time plus 129bps increase due to the Ł5.8bn rights issue completed in October 2013

As part of Transform, we expect the fully loaded CET1 ratio to exceed 10.5% by early 2015

We assumed that after 2015 fully loaded CET1 ratio would stabilise at 10.5%, maintaining a 1.5% internal buffer in excess of the CET1 requirement

For illustration purposes, we assumed that the fully loaded CET1 ratio will increase on a straight-line basis between September 2013 and early 2015.

For calculation of the buffer:

We estimated our CRD IV RWAs at Ł448.1bn as at 30 September 2013

As part of our Transform plans, we target Ł440bn of RWAs by December 2015

We assumed that RWAs remain constant at Ł440bn after December 2015

We assumed a straight-line decrease in RWAs between September 2013 and December 2015.

Please see slide 19 for glossary

18 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Glossary

AT1: Additional Tier 1

EBA: European Banking Authority

CET1: Common Equity Tier 1

CBR: Combined Buffer Requirement

CCyB: Countercyclical Buffer

CRD: Capital Requirements Directive

CRR: Capital Requirements Regulation

EBA: European Banking authority

FSA: Financial Services Authority

FSB: Financial Stability Board

G-SII: Global – Systemically Important Institutions

ICB: Independent Commission on Banking

MDA: Maximum Distributable Amount

MREL: Minimum Requirements for own funds and Eligible Liabilities

PLAC: Primary Loss Absorbing Capacity

PRA: Prudential Regulation Authority

PVA: Prudential Valuation Adjustment

RCI: Reserve Capital Instrument

RRD: Recovery and Resolution Directive

RWA: Risk Weighted Asset

TON: Tier One Note

T1: Tier 1

T2: Tier 2

19 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Disclaimer

This presentation has been produced by Barclays PLC (“Barclays”) solely for use at this investor presentation held in connection with the offering of AT1 Contingent Convertible Securities (the “Securities”) and may not be reproduced or redistributed, in whole or in part, to any other person. Barclays has filed a registration statement (including a prospectus) and will file a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering of Securities to which this investor presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement relating to the offering of the Securities (when filed) (the “Preliminary Prospectus Supplement”) and other documents that Barclays will file with the SEC. For more information about Barclays and the offering of the Securities, you may obtain these documents free of charge by visiting the SEC online database (EDGAR) on the SEC’swebsite at (http://www.sec.gov). The prospectus dated September 6, 2013 is available under the following link: http://www.sec.gov/Archives/edgar/data/312069/000119312513359869/d587280dposasr.htm. The Preliminary Prospectus Supplement dated on or about December 2, 2013, when filed with the SEC, will be available under the following link: http://www.sec.gov. Alternatively, you may obtain a copy of the prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

This presentation is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may lawfully be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). Any investment activity to which this communication may relate is only available to relevant persons and any invitation, offer or agreement to engage in such investment activity will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

20 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Disclaimer

Forward-looking statements

This presentation contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform program, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K. domestic, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the ability to implement the Transform program; and the success of future acquisitions, disposals and other strategic transactions. In addition, the Directive that forms part of CRD IV has not been implemented in the United Kingdom, and the PRA may also alter its stated approach to the application of CRD IV in the United Kingdom. Accordingly, the basis on which our CET1 and RWAs are calculated under the CRD IV rules as interpreted by the PRA may be different than the basis on which we currently anticipate they will be calculated. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause the Group’s actual results to differ materially from the forward-looking statements contained in this presentation. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in the Preliminary Prospectus Supplement and in our filings with the SEC including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and our Current Report on Form 6-K furnished to the SEC on September 16, 2013, which are available on the SEC’s website at http://www.sec.gov, for a discussion of certain factors that should be considered when deciding what action to take in relation to the Securities.

Any forward-looking statements made in this presentation herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the SIX Swiss Exchange, the SEC or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

21 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Disclaimer (continued)

Certain non-IFRS measures

Capital Requirements Directive IV (CRD IV)-based measures in this presentation have been calculated on the basis of our current interpretation of CRD IV. These regulatory measurements are not yet in force and are not yet required to be disclosed by Barclays and, as such, represent non-IFRS measures. Measures presented on a “transitional” basis are calculated by taking into account the Financial Services Authority’s statement on CRD IV transitional provisions in October 2012, assuming they were applied as at September 30, 2013. Measures presented on a “fully loaded” basis are calculated without applying CRD IV transitional provisions set out in Part Ten of the CRD IV Regulation and assume that the phase-in of the transitional provisions is complete and all of CRD IV applied in the form that Barclays currently expects it to apply. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority (EBA) and on the final UK implementation of the rules. Barclays’ interpretation of CRD IV and the basis of our calculation of CRD IV-based measures may be different from those of other financial institutions. This presentation includes the following measures:

CRD IV CET1 capital on a transitional and fully loaded basis. See the “Estimated capital and RWAs” table on slide 14 for a reconciliation of CRD IV CET1 capital to Core Tier 1 capital, which is calculated on the basis that currently applies to Barclays under applicable regulatory requirements

CRD IV risk weighted assets (RWAs) on a transitional and fully loaded basis. See the “Estimated capital and RWAs” table on slide 14 for a reconciliation of CRD IV RWAs to RWAs as calculated on the basis that currently applies to Barclays under applicable regulatory requirements

CET1 ratio on a transitional and fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV RWAs. See the “Estimated capital and RWAs” table on slide 14 for a reconciliation of the components of the CET1 ratio on a fully loaded and transitional basis to the respective components of Core Tier 1 ratio, as calculated on the basis that currently applies to Barclays under applicable regulatory requirements

Estimated CET1 ratio post-rights issue on a transitional and fully loaded basis, which represent our estimated CET1 ratios on September 30, 2013 showing the impact that the new Barclays ordinary shares issued and the cash received on October 4, 2013 in connection with the rights issue would have had on such ratios had the rights issue been completed as at September 30, 2013. See the “Estimated capital and RWAs” table on slide 14 for further information.

22 | AT1 Contingent Convertible Securities | 2 December 2013

EXECUTIVE SUMMARY

CAPITAL PLANS

CAPITAL REQUIREMENTS

AT1 SECURITIES

APPENDIX

Contact Information

Treasury

Steven Penketh Jennifer Moreland

+44 (0)20 7773 0125 +44 (0)20 3555 4495

steven.penketh@barclays.com jennifer.moreland@barclays.com

Investor Relations

Charlie Rozes Richard Caven

+44 (0)20 7116 5752 +44 (0)20 7116 2809

charlie.rozes@barclays.com richard.caven@barclays.com

Capital Products Debt Capital Markets

Peter Jurdjevic Dan Fairclough

+44 (0)20 3134 8708 +44 (0)20 3134 8618

peter.jurdjevic@barclays.com daniel.fairclough@barclays.com

Website http://group.barclays.com/about-barclays/investor-relations#debt-investors

23 | AT1 Contingent Convertible Securities | 2 December 2013